                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                         ARMOR ALL PRODUCTS CORPORATION
                                       TO
                         SHIELD ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               THE CLOROX COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Armor All
Products Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach
First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
           BY MAIL:                        BY HAND:                 BY OVERNIGHT COURIER:
     Tenders & Exchanges        First Chicago Trust Company of       Tenders & Exchanges
    P.O. Box 2569 - Suite                  New York                     14 Wall Street
          4660-AAPC               ATTN: Tenders & Exchanges       Suite 4680-AAPC, 8th Floor
  Jersey City, NJ 07303-2569       c/o The Depository Trust           New York, NY 10005
                                           Company
                                   55 Water Street, DTC TAD
                                  Vietnam Veterans Memorial
                                            Plaza
                                      New York, NY 10041

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Shield Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of The Clorox Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 2, 1996 (the "Offer to Purchase"), and the related
Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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
Number of Shares: --------------------------   --------------------------------------------

                                               --------------------------------------------
                                                         Signature(s) of Holder(s)
Certificate Nos.
(if available):
-------------------------------
                                               Dated: --------------------------------, 199
                                               -

--------------------------------------------   Name(s) of Holder(s): -----------------------

                                               --------------------------------------------

Check one box if Shares will be delivered by   --------------------------------------------
book-entry transfer:                                       Please Type or Print
  / / The Depository Trust Company             Address: ------------------------------------
  / / Philadelphia Depository Trust Company

                                                --------------------------------------------
                                                                                    Zip Code
                                               Area Code and
Account No.: -------------------------------   Telephone No.: ------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust
Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days, on which the Nasdaq National Market is open for business, of the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share
Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
      --------------------------------------------        -------------------------------------------------------
                      Name of Firm                                          Authorized Signature

      --------------------------------------------        Title: ---------------------------------------
                        Address

            --------------------------------------------        Name: -------------------------------------
                                                Zip Code                    Please Type or Print

      --------------------------------------------        Dated: --------------------------------, 199 -
              Area Code and Telephone No.

    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.